UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 7, 2012 (May 4, 2012)

LIN TV Corp.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31311	05-0501252
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

LIN Television Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-25206	13-3581627
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

One West Exchange Street, Suite 5A, Providence, Rhode Island 02903

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (401) 454-2880

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 4, 2012, LIN Television Corporation (“LIN Television”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with NVT Networks, LLC, NVT License Company, LLC and their respective subsidiaries (collectively, “New Vision Television”) to acquire the assets of 13 network affiliates in eight markets for $330.4 million in cash, subject to post-closing adjustments, and the assumption of $12 million of debt.  The Company also agreed to provide certain services to five separately owned network affiliates currently served by New Vision Television pursuant to sharing arrangements with a third-party licensee upon the closing of the transaction.

The Purchase Agreement contains representations, warranties, covenants, indemnification provisions and other termination rights for both LIN Television and New Vision Television. The closing of the acquisition, which is expected to occur in late 2012, is subject to regulatory approval and other closing conditions including the approval of the Federal Communications Commission and clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

Pursuant to the terms of the Purchase Agreement, LIN Television deposited $33.5 million into an escrow account. This deposit will be applied to the payment of the purchase price at closing.  LIN Television intends to fund the remaining purchase price due at closing with a combination of a draw against its revolving credit facility and the incurrence of new debt.

The foregoing description of the transactions contemplated by the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement which is filed with this report as Exhibit 10.1. A copy of the press release announcing the execution of the Purchase Agreement is filed with this report as Exhibit 99.1.

In addition, on May 4, 2012, LIN Television entered into a commitment letter (the “Commitment Letter”) pursuant to which J.P. Morgan Securities LLC and JPMorgan Chase Bank, N.A. have committed, subject to the terms and conditions of the Commitment Letter, to provide up to $265 million under a senior unsecured bridge loan facility (the “Bridge Loan”).  If the Bridge Loan is entered into, proceeds from the Bridge Loan would be used to fund the New Vision Television acquisition, to consummate the other closing conditions and to pay the fees and expenses set forth in the Commitment Letter.  The Bridge Loan would be guaranteed by each of LIN Television’s wholly owned subsidiaries and would initially bear interest at an annual interest rate equal to LIBOR plus 6.50%.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1                           Asset Purchase Agreement, dated May 4, 2012, among NVT Networks, LLC, NVT License Company, LLC, NVT Birmingham, LLC, NVT Birmingham Licensee, LLC, NVT Mason City, LLC, NVT Mason City Licensee, LLC, NVT Portland, LLC, NVT Portland Licensee, LLC, NVT Hawaii, LLC, NVT Hawaii Licensee, LLC, NVT Wichita, LLC, NVT Wichita Licensee, LLC, NVT Topeka, LLC, NVT Topeka Licensee, LLC, NVT Savannah, LLC, NVT Savannah Licensee, LLC, NVT Youngstown, LLC and NVT Youngstown Licensee, LLC and LIN Television Corporation.

99.1                           Press Release, dated May 7, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIN TV Corp.

Date: May 7, 2012	By:	/s/ Nicholas N. Mohamed
	Name:	Nicholas N. Mohamed
	Title:	Vice President Controller

LIN Television Corporation

Date: May 7, 2012	By:	/s/ Nicholas N. Mohamed
	Name:	Nicholas N. Mohamed
	Title:	Vice President Controller